                                 PROMISSORY NOTE


$20,000,000.00                                                 Atlanta, Georgia
                                                               October 11, 2002


         FOR VALUE RECEIVED ACUITY BRANDS, INC., ACUITY LIGHTING GROUP, INC. and ACUITY SPECIALTY PRODUCTS GROUP, INC., Delaware corporations, as makers, having their principal place of business at 1170 Peachtree Street, N.E., Suite 2400, Atlanta, Georgia 30309 (collectively "Borrower"), hereby, jointly and severally, unconditionally promise to pay to the order of REGIONS BANK, an Alabama banking corporation, as payee, having an address at 400 Embassy Row, Suite 210, 6600 Peachtree Dunwoody Road, Atlanta, Georgia 30328 ("Lender"), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00), in lawful money of the United States of America with interest thereon to be computed from the date of this Note at the Applicable Interest Rate (defined below) in accordance with the terms of this Note.

         ARTICLE 1:  DEFINITIONS RELATING TO INDEX

         As used in this Note, the following capitalized terms will have the meanings indicated:

         (a) "Business Day" means a day on which the office of the Lender at which payments under this Note are to be made is open for business.

         (b) "Interest Period" means, with respect to the initial Interest Period hereunder, the period commencing on the date of this Note and, with respect to any subsequent Interest Period hereunder, the period commencing on the last day of the immediately preceding Interest Period, and in any case ending on the date numerically corresponding to the date of the Note in the first month thereafter; provided that any Interest Period which begins on a day of a calendar month for which there is no numerically corresponding day in the appropriate subsequent calendar month shall end on the last day of the appropriate subsequent calendar month.

         (c) "LIBOR Business Day" means a day on which the office of the Lender at which payments under this Note are to be made is open for business and on which dealings in U.S. dollar deposits are carried out in the London interbank market.

         (d) "London Interbank Offered Rate" means, with respect to any Interest Period, that rate for deposits in U.S. dollars for a period comparable to the term of such Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London, England time on the date (the "Pricing Date") that is two LIBOR Business Days preceding the first day of such Interest Period, as such rate is published on the Business Day next following the Pricing Date in the Money Market Section of The Wall Street Journal. If such rate cannot be so determined for any reason, Lender will request the principal London office of at least two banks to provide a quotation of its rate for deposits in


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U.S. dollars for a period comparable to the applicable Interest Period and the rate for such Interest Period will be the arithmetic mean of such quotations.

         (e) "Payment Date" means the last day of each Interest Period, provided that if such day falls on a day which is not a Business Day, the Payment Date shall be the next succeeding Business Day.

         ARTICLE 2:  PAYMENT TERMS

         Borrower agrees to make payments under this Note in installments as follows:

         During the term of this Note, which is defined as that period running from the date of this Note through and including September 30, 2005, Borrower shall make principal and interest payments on a quarterly basis on the last day of each calendar quarter (a "Payment Date"), with the first such payment being due on December 31, 2002, with payments continuing thereafter on the last day of each successive calendar quarter, except for the final payment which shall be a balloon payment of all unpaid principal and any accrued interest and shall be due and payable in full on September 30, 2005 (the "Maturity Date"). The payments shall be computed in the manner set forth below.

         Principal payments for each quarter shall be payable on the last day of each quarter and shall be in the amounts as set forth on Schedule "A" attached hereto and incorporated herein by reference.

         The interest payment due at the end of each quarter shall be the sum of the interest that has accrued during each of the three (3) months during the quarter based on the Applicable Interest Rate (as defined below) in effect as of the first (1st) day of each month as applied against the principal balance of the loan for that month.

         The interest payment amount for each quarter shall be calculated on the fifteenth (15th) day prior to the end of the quarter, and a statement setting forth the principal payment amount and the interest payment amount shall be sent to Borrower at least ten (10) days prior to the Payment Date.

         Lender shall have the right in its sole discretion, on each anniversary date of this Note, to extend the term of this Note for an additional year, and as a part of such extension to provide for such changes in the loan terms and to charge such extension fee as Lender, at its sole discretion, shall determine. If Lender elects to extend the term as herein provided, and assuming that Borrower consents to all of the terms of the extension, the necessary modification and extension documents shall be prepared by Lender for execution by the parties hereto. All reasonable costs and expenses of Lender (including reasonable attorney's fees actually incurred) associated with the modification and extension of the term of the Note as herein set forth shall be paid by Borrower.


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         ARTICLE 3:  INTEREST

         The interest rate on this Note (the "Applicable Interest Rate") shall be as follows:

         The Applicable Interest Rate during the Term hereof shall be the London Interbank Offered Rate ("LIBOR") (as defined in Article 1) for one (1) month contracts as of the first (1st) day of each month, PLUS one hundred fifty (150) basis points. Such Applicable Interest Rate shall remain in effect through the last day of the month, at which time it will be subject to adjustment for the next succeeding month in the manner set forth above.

         The initial Applicable Interest Rate for this Note, which is the rate for the period from the date of this Note through October 31, 2002, shall be 3.30%.

         Interest on the principal balance of this Note shall be computed on the basis of a three hundred sixty (360) day year and paid for the actual number of days elapsed.

         ARTICLE 4:  DEFAULT AND ACCELERATION

         If any payment required by this Note is not paid (a) prior to the tenth
(10th) day after written notice of nonpayment from Lender if payment is not made on a Payment Date, (b) prior to the tenth (10th) day after written notice of nonpayment from Lender if payment is not made on the Maturity Date or (c) on the happening of any other default, after the expiration of any applicable notice and cure periods, herein or under the terms of the Security Instrument or any of the Other Security Documents (as defined in the Security Instrument) (collectively, an "Event of Default"), at the option of Lender (i) the whole of the principal sum of this Note, (ii) interest, default interest, late charges and other sums, as provided in this Note, the Security Instrument or the Other Security Documents, (iii) all other monies agreed or provided to be paid by Borrower in this Note, the Security Instrument or the Other Security Documents,
(iv) all sums advanced pursuant to the Security Instrument to protect and preserve the Property (defined below) and the lien and the security interest created thereby, and (v) all sums advanced and costs and expenses incurred by Lender in connection with the Debt (defined below) or any part thereof, any renewal, extension, or change of or substitution for the Debt or any part thereof or the acquisition or perfection of the security therefor, whether made or incurred at the request of Borrower or Lender (all the sums referred to in (i) through (v) above shall collectively be referred to as the "Debt") shall without further notice become immediately due and payable.

         ARTICLE 5:  DEFAULT INTEREST

         Borrower agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum at a per annum rate equal to the lesser of (a) three percent (3%) plus the Applicable Interest Rate in effect at the time of the occurrence of the Event of Default, and (b) the maximum interest rate which Borrower may by law pay (the "Default Rate"). The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or


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the date upon which the Debt is paid in full. Interest calculated at the Default
Rate shall be added to the Debt, and shall be deemed secured by the Security Instrument. This clause, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

         ARTICLE 6:  LATE CHARGE

         If any payment of principal or interest is late ten (10) days or more, in addition to interest after Default as provided above, Borrower agrees to pay a late charge equal to five percent (5%) of the amount of the payment which is late, not to exceed Five Hundred Dollars ($500.00) as compensation for administrative and other costs associated with the late payment as set forth below. Lender shall not be obligated to accept any payment not accompanied by such late charge or applicable default interest.

         ARTICLE 7:  PREPAYMENT

         The principal balance of this Note may be prepaid in whole or in part at any time without Borrower incurring or being charged a prepayment penalty or fee. However, notwithstanding such prepayment, all loan fees and any other prepaid finance charges (if any) shall be fully earned as of the date of this Note and not subject to refund upon early payment, whether voluntary or involuntary.

         ARTICLE 8:  SECURITY

         This Note is secured by that certain Deed To Secure Debt and Security Agreement dated the date hereof in the principal sum of $20,000,000.00 given by Acuity Lighting Group, Inc. ("Owner") to Lender covering the fee estate of Owner in certain premises located in Rockdale County, State of Georgia, and other property, as more particularly described therein (collectively, the "Property") and intended to be duly recorded in said County (the "Security Instrument"), and by the Other Security Documents.

         ARTICLE 9:  LOAN CHARGES

         This Note, the Security Instrument and the Other Security Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, the Security Instrument and the Other Security Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use,


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forbearance, or detention of the Debt, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Note until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Debt for so long as the Debt is outstanding.

         ARTICLE 10:  WAIVERS

         Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices expressly provided for in this Note, the Security Instrument or the Other Security Documents. No release of any security for the Debt or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note, the Security Instrument or the Other Security Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower, and any other person or entity who may become liable for the payment of all or any part of the Debt, under this Note, the Security Instrument or the Other Security Documents. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note, the Security Instrument or the Other Security Documents. If Borrower is a partnership, corporation or limited liability company, the agreements contained herein shall remain in full force and effect, notwithstanding any changes in the individuals or entities comprising the Borrower, and the term "Borrower," as used herein, shall include any alternate or successor entity, but any predecessor entity, and its partners or members, as the case may be, shall not thereby be released from any liability. (Nothing in the foregoing sentence shall be construed as a consent to, or a waiver of, any prohibition or restriction on transfers of interests in Borrower which may be set forth in the Security Instrument or any Other Security Document.)

         ARTICLE 11:  WAIVER OF TRIAL BY JURY

         BORROWER HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE LOAN EVIDENCED BY THIS NOTE, THE APPLICATION FOR THE LOAN EVIDENCED BY THIS NOTE, THIS NOTE, THE SECURITY INSTRUMENT OR THE OTHER SECURITY DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS OR AGENTS IN CONNECTION THEREWITH.

         ARTICLE 12:  AUTHORITY

         Borrower represents that Borrower has full power, authority and legal right to execute and deliver this Note, the Security Instrument and the Other Security Documents and that this


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Note, the Security Instrument and the Other Security Documents constitute valid and binding obligations of Borrower.

         ARTICLE 13:  GOVERNING LAW

         This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Georgia.

         ARTICLE 14:  NOTICES

         All notices required or permitted hereunder shall be given as provided in the Security Instrument.

         ARTICLE 15:  INCORPORATION BY REFERENCE

         All of the terms, covenants and conditions contained in the Security Instrument and the Other Security Documents are hereby made part of this Note to the same extent and with the same force as if they were fully set forth herein.

         ARTICLE 16:  MISCELLANEOUS

         (a) Wherever pursuant to this Note it is provided that Borrower pay any costs and expenses, such costs and expenses shall include, but not be limited to, reasonable legal fees and disbursements of Lender actually incurred. Borrower shall pay to Lender on demand any and all expenses, including legal expenses and reasonable attorneys' fees actually incurred, incurred or paid by Lender in enforcing this Note, whether or not any legal proceeding is commenced hereunder, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower.

         (b) This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

         (c) If Borrower consists of more than one person or party, the obligations and liabilities of each person or party shall be joint and several.

         (d) Whenever used, the singular number shall include the plural, the plural number shall include the singular, and the words "Lender" and "Borrower" shall include their respective successors, assigns, heirs, executors and administrators.


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         IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the day and year first above written.

                            BORROWERS:

                            ACUITY BRANDS, INC.,
                            a Delaware corporation


                            By:  /s/ Vernon J. Nagel
                               ------------------------------------------------
                                     Vernon J. Nagel, Executive Vice President
                                     and Chief Financial Officer

                                              [CORPORATE SEAL]


                            ACUITY LIGHTING GROUP, INC.,
                            a Delaware corporation


                            By:  /s/ Vernon J. Nagel
                               ------------------------------------------------
                                     Vernon J. Nagel, Executive Vice President,
                                     Finance

                                              [CORPORATE SEAL]



                            ACUITY SPECIALTY PRODUCTS GROUP, INC.,
                            a Delaware corporation


                            By:  /s/ Vernon J. Nagel
                               ------------------------------------------------
                                     Vernon J. Nagel, Executive Vice President,
                                     Finance

                                              [CORPORATE SEAL]


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                                SCHEDULE "A"

                       QUARTERLY PRINCIPAL PAYMENT AMOUNTS


         Payment Date    Payment #                   Amount

         12/31/02          #1                        $175,000

         03/31/03          #2                        $180,000

         06/30/03          #3                        $180,000

         09/30/03          #4                        $180,000

         12/31/03          #5                        $180,000

         03/31/04          #6                        $185,000

         06/30/04          #7                        $186,000

         09/30/04          #8                        $186,000

         12/31/04          #9                        $188,000

         03/31/05          #10                       $193,000

         06/30/05          #11                       $192,000

         09/30/05          #12                       Remaining Principal Balance


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